                                                                    Exhibit 99.2

                        JOINT FILER INFORMATION

          Item                                    Information

Name:                                   Wells Fargo Municipal Capital
                                        Strategies, LLC

Address:                                375 Park Avenue
                                        New York, New York 10152

Date of Event Requiring                 July 12, 2017
Statement (Month/Day/Year):

Issuer Name and Ticker or               Managed Duration Investment Grade
Trading Symbol:                         Municipal Fund [MZF]

Relationship of Reporting               10% Owner
Person(s) to Issuer:

If Amendment, Date Original             Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO MUNICIPAL CAPITAL
                                        STRATEGIES, LLC

                                          By:  /s/ Adam Joseph
                                              ----------------------
                                              Name: Adam Joseph
                                              Title: President
                                              Date: July 14, 2017